EXHIBIT 99.1

Educational Development Corporation Presents at the Midwest IDEAS Investor Conference on August 29th in Chicago, IL

TULSA, Okla., Aug. 30, 2018 (GLOBE NEWSWIRE) -- Educational Development Corporation (“EDC”) (NASDAQ: EDUC) (http://www.edcpub.com), today announced that Randall White, Chief Executive Officer and President along with Dan O’Keefe, Chief Financial Officer presented at the Midwest IDEAS Investor Conference on August 29, 2018 at The Gwen in Chicago, IL.  The Educational Development Corporation presentation was made at 3:30 CT. The presentation was webcast live and may be accessed at the conference website, www.IDEASConferences.com , or in the investor relations section of the company's website: (http:/www.edcpub.com).

About IDEAS Investor Conferences

The mission of the IDEAS Conferences is to provide independent regional venues for quality companies to present their investment merits to an influential audience of investment professionals.  Unlike traditional bank-sponsored events, IDEAS Investor Conferences are “Sponsored BY the Buyside FOR the Buyside” and for the benefit of regional investment communities.  Conference sponsors collectively have more than $200 billion in assets under management and include: Adirondack Research and Management, Allianz Global Investors: NFJ Investment Group, Ariel Investments, Aristotle Capital Boston, Barrow Hanley Mewhinney & Strauss, BMO Global Asset Management, Constitution Research & Management, Inc., Fidelity Investments, First Wilshire Securities Management, Inc., Gamco Investors, Granahan Investment Management, Great Lakes Advisors, Greenbrier Partners Capital Management, LLC, GRT Capital Partners, LLC, Hodges Capital Management, Ironwood Investment Management, Keeley Teton Advisors, Luther King Capital Management, Marble Harbor Investment Counsel, Perritt Capital Management, Punch & Associates, Westwood Holdings Group, Inc., and William Harris Investors.

The IDEAS Investor Conferences are held annually in Boston, Chicago and Dallas and are produced by Three Part Advisors, LLC.  Additional information about the events can be located at www.IDEASconferences.com.

If interested in attending or learning more about the IDEAS conferences, please contact Joe Noyons, (817) 778 -8424, jnoyons@threepa.com.

About Educational Development Corporation

EDC is a publishing company specializing in books for children. EDC is the sole American trade Publisher of the UK-based Usborne Publishing, and is the Publisher/Owner of Kane Miller, specializing in children’s literature from around the world. EDC’s current catalog contains over 2,300 titles, with new additions semi-annually. Both Usborne and Kane Miller products are sold via retail outlets and by direct sales consultants nationally.

Contact:
Educational Development Corporation
Randall White, (918) 622-4522